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Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

        In connection with the Annual Report on Form 10-K of Natrol, Inc. (the "Company") for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacity and on the date listed below, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        This Certification is provided solely pursuant to 18 U.S.C. Section 1350, and Item 601(b)(32) of Regulation S-K promulgated under the Securities Act of 1933, as amended, and shall not be deemed part of the Report or "filed" for any purpose whatsoever, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Date: March 15, 2005
/s/ DENNIS R. JOLICOEUR Dennis R. Jolicoeur Chief Financial Officer and Executive Vice President (Principal Financial Officer)

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  Exhibit 32.2